October 17, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	Mountain Province Diamonds Inc. (the “Company”)

Dear Sirs/Mesdames:

We hereby consent to all references to this firm in the registration statement on Form F-7 (the “Registration Statement”) filed by the Company under the Securities Act of 1933, as amended, including the references in the Registration Statement under the captions “Eligibility for Investment” and “Certain Canadian Federal Income Tax Considerations.”

Yours very truly,

/s/ Fraser Milner Casgrain LLP